UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 3, 2021

_______________________________

Woodward, Inc.

(Exact name of registrant as specified in its charter)

_______________________________

Delaware	000-8408	36-1984010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1081 Woodward Way

Fort Collins, Colorado 80524

(Address of Principal Executive Offices) (Zip Code)

(970) 482-5811

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001455	WWD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company,indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2021, the Board of Directors (the “Board”) of Woodward, Inc. (“Woodward”) appointed Rajeev Bhalla to serve on the Board, effective upon the commencement of the meetings of the Board and its committees on September 20, 2021. Mr. Bhalla was also appointed to the Board’s Audit Committee. Mr. Bhalla will be included in the class of directors who have been elected to hold office until Woodward’s 2021 annual meeting of stockholders (to be held in or about January 2022) and until their successors have been duly elected and qualified. In connection with this appointment, the Board increased the approved number of its directors from nine to ten.

Pursuant to the Company’s Outside Director Compensation Policy, filed with the Company’s Annual Report on Form 10-K for the year ended September 30, 2020, Mr. Bhalla will receive the same cash and equity compensation for his service as a director, beginning October 1, 2021, as is provided to Woodward’s other directors.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements:
None
(b) Pro forma financial information:
None
(c) Shell company transactions:
None
(d) Exhibits
99.1 Press Release of Woodward, Inc. dated September 10, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Woodward, Inc.

Dated: September 10, 2021	By:	/s/ A. Christopher Fawzy
A. Christopher Fawzy
Corporate Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer